Exhibit 10.47

THIRD AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This Third Amendment to Amended and Restated Loan and Security Agreement (this “Third Amendment”) made and entered into as of the 3rd day of July 2024, but effective as of July 1, 2024, is by and among S&W Seed Company, a Nevada corporation (“S&W Seed”; together with any other party joined as a borrower under the Loan Agreement (as hereinafter defined), each individually a “Borrower” and collectively referred to as "Borrowers"), the other Loan Parties hereto, the financial institutions that are or may from time to time become parties hereto (together with their respective successors and assigns, the “Lenders”), and CIBC BANK USA (in its individual capacity, “CIBC US”), as administrative agent for the Lenders (“Administrative Agent”).

W I T N E S S E T H:

WHEREAS, prior hereto, Administrative Agent and Lenders provided loans, extensions of credit and other financial accommodations to Borrowers pursuant to (a) that certain Amended and Restated Loan and Security Agreement dated as of March 22, 2023, as amended by that certain First Amendment to Amended and Restated Loan and Security Agreement dated as of September 25, 2023, and that certain Second Amendment to Amended and Restated Loan and Security Agreement dated as of May 13, 2024, each by and among Lenders, Borrowers, the other Loan Parties thereto and Administrative Agent (collectively, the “Loan Agreement”), and (b) the other documents, agreements and instruments referenced in the Loan Agreement or executed and delivered pursuant thereto;

WHEREAS, Borrowers desire Administrative Agent and Lenders to, among other things, (a) extend the Maturity Date from August 31, 2024 to October 31, 2024, (b) modify the Total Revolving Loan Commitment, and (c) modify the Eligible Inventory Sublimit (as hereinafter defined) (the “Additional Financial Accommodations”); and

Whereas, Administrative Agent and Lenders are willing to provide the Additional Financial Accommodations, but solely on the terms and subject to the provisions set forth in this Third Amendment and the other agreements, documents and instruments referenced herein or executed and delivered pursuant hereto.

Now, Therefore, in consideration of the foregoing, the mutual promises and understandings of the parties hereto set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Administrative Agent, Lenders, Borrowers and the other Loan Parties hereto hereby agree as set forth in this Third Amendment.

I.
Definitions.

A.
Use of Defined Terms. Except as expressly set forth in this Third Amendment, all terms which have an initial capital letter where not required by the rules of grammar are used herein as defined in the Loan Agreement.

B.
Amended Definitions. Effective as of the Third Amendment Effective Date, Section 1.1 of the Loan Agreement is hereby amended by substituting the definitions set forth below for the corresponding definitions set forth in the Loan Agreement:

Eligible Inventory Sublimit shall mean: (a) from July 1, 2024, through July 14, 2024,

$8,500,000.00, (b) from July 15, 2024, through August 14, 2024, $7,500,000.00, (c) from August 15, 2024, through September 15, 2024, $7,000,000.00, (d) from September 16, 2024, through

September 29, 2024, $6,500,000.00, and (e) from September 30, 2024, through the Maturity Date, $5,000,000.00, or, in each case, such higher or lower number as may be determined by Administrative Agent in its sole and absolute discretion; provided that (a) the Eligible Inventory Sublimit shall automatically decrease by the amount of the proceeds of the Specified Letter of Credit received by Administrative Agent and applied to the Revolving Loans in accordance with

Section 2.3.3(c) effective upon Administrative Agent’s receipt of such proceeds, (b) for so long as the Specified Letter of Credit is outstanding, Administrative Agent shall not decrease the Eligible Inventory Sublimit to an amount that is less than the proceeds available to be drawn under the Specified Letter of Credit, and (c) Borrowers may voluntarily reduce the Eligible Inventory Sublimit to $5,000,000.00 upon providing three (3) Business Days prior written notice to Administrative Agent, which reduction shall become effective upon Administrative Agent’s written acknowledgment of such notice.

Maturity Date shall mean August 31, 2024, and shall be automatically extended to October 31, 2024, provided that Administrative Agent receives (i) the “L/C Extension” (as hereinafter defined) and (ii) evidence of the “Remedial UCC Filing” (as hereinafter defined), in each case, by not later than July 15, 2024, and no Event of Default then exists. “L/C Extension” means an amendment to the Specified Letter of Credit issued by JPMorgan Chase Bank, N.A. extending the expiration date thereof to not earlier than November 30, 2024, and otherwise in form and substance satisfactory to Administrative Agent. “Remedial UCC Filing” means a termination or amendment of the collateral description of that certain UCC-1 financing statement number 2023354183-0 filed with the Nevada Secretary of State on October 9, 2023, in form and substance satisfactory to Administrative Agent in Administrative Agent’s sole discretion.

Total Revolving Loan Commitment shall mean: (a) from July 1, 2024, through July 31, 2024, an amount equal to Twenty Million and No/100 Dollars ($20,000,000.00), (b) from August 1, 2024, through September 1, 2024, an amount equal to Eighteen Million Five Hundred Thousand and No/100 Dollars ($18,500,000.00), (c) from September 2, 2024, through September 15, 2024, an amount equal to Seventeen Million Five Hundred Thousand and No/100 Dollars ($17,500,000.00), (d) from September 16, 2024, through October 9, 2024, an amount equal to Fifteen Million and No/100 Dollars ($15,000,000.00), and (e) from October 10, 2024 through the Maturity Date, an amount equal to Thirteen Million and No/100 Dollars ($13,000,000.00), except, in each case, as such amounts may be increased or, upon the occurrence and at all times during the continuance of an Event of Default, decreased by Required Lenders in their sole discretion.

C.
New Definition. Effective as of the Third Amendment Effective Date (as hereinafter defined), Section 1.1 of the Loan Agreement is hereby amended by adding the following new definition thereto in the appropriate alphabetical order:

Third Amendment Effective Date shall mean July 1, 2024.

II.
Amendment to Loan Agreement. Effective as of the Third Amendment Effective Date, Section

4.3 of the Loan Agreement is hereby amended by adding new Sections 4.3.7, 4.3.8 and 4.3.9 thereto immediately following Section 4.3.6 as follows:

“4.3.7. Eligible Inventory Sublimit Fee. Borrowers jointly and severally shall pay to Administrative Agent a monthly fully earned, non-refundable fee equal to Ten Thousand Dollars ($10,000.00) (the “Eligible Inventory Sublimit Fee”) beginning July 1, 2024, and continuing on the first day of each month thereafter during the term of this Agreement; provided, however, Borrowers shall not be required to pay such fee effective from and after the first day of the month immediately following the reduction of the Eligible Inventory Sublimit to Five Million Dollars ($5,000,000.00).

4.3.8. Immediate Loan Modification Fee. Borrowers jointly and severally shall pay to Administrative Agent a fully earned and non-refundable Loan modification fee in the amount of Fifteen Thousand Dollars ($15,000.00) which fee is fully earned and due and payable on the Third Amendment Effective Date.

4.3.9 Additional Fee. Borrowers jointly and severally shall pay to Administrative Agent a fully earned and non-refundable additional Loan modification fee in the amount of Twenty-Five Thousand Dollars ($25,000.00) which fee is fully earned as of the Third Amendment Effective Date and payable on October 1, 2024; provided, however, such additional Loan modification fee shall be waived by Administrative Agent if the Obligations are repaid in full and this Agreement is terminated on or before September 30, 2024.”

III.
Conditions Precedent. Administrative Agent’s and Lenders’ obligations to provide the Additional Financial Accommodations to Borrowers are subject to the full and timely performance of the following covenants prior to or contemporaneously with the execution and delivery of this Third Amendment:
A.
Borrowers executing and delivering, or causing to be executed and delivered to the Administrative Agent and the Lenders, the following documents, each of which shall be in form and substance acceptable to the Administrative Agent and the Lenders:
(i)
a fully-executed original of this Third Amendment;

(ii)
a fully-executed Note in favor of CIBC US, in form and substance satisfactory to CIBC US;
(iii)
a fully executed Company General Certificate of S&W Seed dated as of the Third Amendment Effective Date, in form and substance satisfactory to CIBC US; and

(iv)
such other agreements, documents and instruments as Administrative Agent or Lenders may reasonably request.

B.
No Default or Event of Default exists under the Loan Agreement, as amended by this Third Amendment, or any of the other Loan Documents;
C.
No claims, litigation, arbitration proceedings or governmental proceedings not disclosed in writing to Administrative Agent and the Lenders prior to the date hereof shall be pending or known to be threatened against Borrowers or any other Loan Party and no known material development not so disclosed shall have occurred in any claims, litigation, arbitration proceedings or governmental proceedings so disclosed which in the opinion of Administrative Agent is likely to materially or adversely affect the financial position or business of Borrowers or any other Loan Party or the capability of Borrowers to pay their obligations and liabilities to Administrative Agent and Lenders; and

D.
There shall have been no Material Adverse Effect since the date of each Borrower’s most recent financial statements delivered to Administrative Agent.
IV.
Post-Closing Covenants.

A.
Borrowers hereby covenant and agree to deliver to Administrative Agent the L/C Extension on or before July 15, 2024. Borrowers’ failure to comply with the terms of this Section IV.A. by the date specified herein shall constitute an immediate Event of Default under the Loan Agreement.
B.
Borrowers acknowledge and agree that a certain UCC-1 financing statement number 2023354183-0 filed with the Nevada Secretary of State on October 9, 2023 (the “Subject UCC Filing”) includes a collateral description that is not permitted by Section 6 of the Loan Agreement. Borrowers hereby covenant and agree to deliver to Administrative Agent, on or before July 15, 2024, evidence of a termination or amendment of the collateral description, with respect to the Subject UCC Filing, in form and substance satisfactory to Administrative Agent in Administrative Agent’s sole discretion. Borrowers’ failure to comply with the terms of this Section IV.B. by the date specified herein shall constitute an immediate Event of Default under the Loan Agreement.
C.
Borrowers shall provide immediate written notice to Administrative Agent of (i) any declaration of default issued by National Australia Bank in connection with S&W Seed Australia’s obligations under the Seed Australia Loan Documents, or (ii) Borrower having knowledge with respect to the Seed Australia Loan Documents of any of the following: (a) any acceleration by National Australia Bank of the loans or other obligations evidenced by the Seed Australia Loan Documents, (b) any demand for payment issued by National Australia Bank under the Seed Australia Guaranty, and (c) the exercise or threatened exercise by Australia National Bank of any other rights or remedies arising with respect to any defaults under the Seed Australia Loan Documents.

D.
Borrowers hereby covenant and agree to deliver to Administrative Agent a certificate of good standing of S&W Seed from the Secretary of State of Kansas on or before July 31, 2024. Borrowers’ failure to comply with the terms of this Section IV.D. by the date specified herein shall constitute an immediate Event of Default under the Loan Agreement.
V.
Organizational Information. Each Loan Party hereby represents and warrants to Administrative Agent and Lenders that as of the Third Amendment Effective Date, (a) the formation and organizational documents of each such Loan Party attached to the Company General Certificate dated as of March 22, 2023, executed and delivered by each such Loan Party to Administrative Agent and Lenders (the “Certificate”), have not been modified or altered in any way, (b) the resolutions attached to the Certificate have not been modified, rescinded or altered in any way and are sufficient to authorize the execution and delivery of this Third Amendment and the other agreements, documents and instruments executed and delivered in connection herewith, and (c) each Loan Party is and continues to be in good standing in the state of its formation and in all other states where it is qualified or licensed to do business in which the laws thereof require such Loan Party to be so qualified or licensed except where the failure to qualify would not have a material adverse effect.

VI.
Conflict. If, and to the extent, the terms and provisions of this Third Amendment contradict or conflict with the terms and provisions of the Loan Agreement, the terms and provisions of this Third Amendment shall govern and control; provided, however, to the extent the terms and provisions of this Third Amendment do not contradict or conflict with the terms and provisions of the Loan Agreement, the Loan Agreement, as amended by this Third Amendment, shall remain in and have its intended full force and effect, and Lenders, Administrative Agent and Borrowers hereby affirm, confirm and ratify the same.
VII.
Severability. Wherever possible, each provision of this Third Amendment shall be interpreted in such manner as to be valid and enforceable under applicable law, but if any provision of this Third Amendment is held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be severed herefrom and such invalidity or unenforceability shall not affect any other provision of this Third Amendment, the balance of which shall remain in and have its intended full force and effect. Provided, however, if such provision may be modified so as to be valid and enforceable as a matter of law, such provision shall be deemed to be modified so as to be valid and enforceable to the maximum extent permitted by law.
VIII.
Reaffirmation. Each Loan Party hereby reaffirms and remakes all of its respective representations, warranties, covenants, duties, obligations and liabilities contained in the Loan Agreement, as amended hereby, and the other Loan Documents.

IX.
Fees, Costs and Expenses. Borrowers agree to pay, upon demand, all fees, costs and expenses of Administrative Agent and Lenders, including, but not limited to, reasonable attorneys’ fees, in connection with the preparation, execution, delivery and administration of this Third Amendment and the other agreements, documents and instruments executed and delivered in connection herewith or pursuant hereto.
X.
Reservation of Rights. Administrative Agent and Lenders reserve all of their rights and remedies, including all security interests, assignments and liens pursuant to the Loan Agreement and the other Loan Documents, as well as any rights and remedies at law, in equity or otherwise. Nothing contained in this

Third Amendment shall be or be deemed a waiver of any presently existing or any hereafter arising or occurring breach, default or event of default, nor shall preclude the subsequent exercise of any of Administrative Agent’s or Lenders’ rights or remedies.

XI.
Choice of Law. This Third Amendment has been delivered and accepted in Chicago, Illinois, and shall be governed by and construed in accordance with the laws of the State of Illinois, regardless of the laws that might otherwise govern under applicable principles of conflicts of law as to all matters, including matters of validity, construction, effect, performance and remedies.

XII.
Counterpart. This Third Amendment may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. A facsimile or email transmitted executed counterpart to this Third Amendment and the other agreements, documents and instruments executed in connection herewith will be deemed an acceptable original for purposes of consummating this Third Amendment and such other agreements, documents and instruments; provided, however, each Borrower and each other Loan Party shall be required to deliver to the Administrative Agent original executed signature pages in substitution for said facsimile or email transmitted signature pages upon the Administrative Agent’s request therefor.
XIII.
Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THE LOAN AGREEMENT, AS AMENDED FROM TIME TO TIME, ANY NOTE, ANY OTHER LOAN DOCUMENT AND ANY OTHER AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY LENDING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

[signature page follows]

IN WITNESS WHEREOF, Administrative Agent, Lenders, Borrowers and each other Loan Party have caused this Third Amendmert to be executed and delivered by their duly authorized officers as of the date first set forth above.

BORROWERS:

S&W SEED COMPANY,

a Nevada corporation

CIBC BANK USA,

as Administrative Agent and as a Lender

By: /s/ Dylan Horvitz

Name: Dylan Horvitz

Title: Officer